                                         CODE OF ETHICS FOR ACCESS PERSONS

                                                Effective 1/1/2001

                                                 Table of Contents

Section                                                                             Page
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CODE OF ETHICS

      I.     Fiduciary Duty                                                          2

      II.     Reporting                                                              2
         Initial Reporting Requirements                                              2
         Quarterly Reporting Requirements                                            3
         Annual Reporting Requirements                                               3
         Exemption for Disinterested Directors                                       4

     III.   Pre-clearance Requirement                                                4

     IV.   Exempt Transactions                                                       5

     V.    Prohibitions and Restrictions                                             5

     VI.   Prohibition on Giving / Receiving Gifts                                   8

     VII.  Sanctions                                                                 9

     VIII. Definitions                                                               10

Addendum

     Access Persons Procedures                                                       12
         Process                                                                     12
         Preclearing Foreign Securities                                              12
     Personal Transaction Notification                                               14

     Compliance Department Procedures                                                15
         Preclearance                                                                15
         Initial Reporting Process                                                   15
         Quarterly Reporting Process                                                 16
         Annual Reporting Process                                                    16
         Reporting to the Board of Directors                                         17
         Record keeping Requirements                                                 17

10

                               CODE OF ETHICS REGARDING PERSONAL SECURITIES TRADING

Pursuant to rule 17j-1 under the  Investment  Company Act of 1940,  this Code of Ethics has been  adopted on behalf of the  Adviser,  the  Underwriters,  and each  investment  company that is served by the Board of Directors of the
Federated Funds.

I.       Fiduciary Duty
-----------------------

a)       Each Access Person must:

i)       place the Funds' interests ahead of their personal interests;
ii)      avoid conflicts of interest and the appearance of any conflict with the Funds; and
iii)     conduct  their  personal  transactions  in  a  manner,  which  does  not  interfere  with  Fund  portfolio transactions or otherwise take unfair or inappropriate  advantage of their  relationship to the Fund.

                  For  example,  the  failure  to  recommend  or  purchase a Covered  Security  for the Fund may be considered a violation of this Code.

b)       Every  Access  Person must adhere to these  general  fiduciary  principles,  and comply with the  specific provisions and Associated  Procedures of this Code.  Technical  compliance with the terms of this
                  Code and the Associated  Procedures may not be sufficient  where the  transactions  undertaken by an Access Person show a pattern of abuse of the Access Person's fiduciary duty.

II.    Reporting Requirements
       ----------------------

         Every  Access  Person is  required  to submit  reports of all  accounts  and any  transactions  in Covered
         Securities as indicated below.

         Covered  Securities  transactions of Access Persons will be reviewed for compliance with the provisions of this Code.  A violation  may result  from either a single  transaction  or  multiple  transactions  if the
         Compliance Department determines that the provisions of this Code have been violated.

                  Initial Reporting Requirements
                  ------------------------------

a)       Within 10  calendar  days of  commencement  of  employment  as an Access  Person,  the Access  Person will provide the Compliance Department a list including:

i.       the full name,  description,  number of shares and principal amount, of each Covered Security in which the
                         Access Person had any direct or indirect  beneficial  ownership  when the person became an
                         Access Person; and

ii.      the name and address of any broker,  dealer or bank  maintaining  an account in which any  Securities  are held.

b)       The  Compliance  Department  will direct the broker,  dealer or bank  maintaining  each account to provide duplicate  confirmations of all transactions and account statements  directly to the attention of the Chief  Compliance  Officer,  in a timely  fashion.  Each Access  Person must assure that such information is received.

                  Quarterly Reporting Requirements
                  --------------------------------

c)       Not later than 10 calendar  days after the end of the calendar  quarter,  every Access  Person must review the information  received by the Compliance  Department relating to the personal  transactions in any Covered  Security  (other than those  personal  transactions  in  Securities  exempted  under
                  Section IV. of this Code).

d)       Each Access Person must complete the quarterly reporting requirements using TradeComply to:

i.)      confirm that all Covered Security  transactions  during the previous  calendar quarter in all personal and household member accounts have been reported,
ii.)     confirm that all open account information,  including names of brokers,  banks and dealers,  addresses and account numbers have been reported,
iii.)    notify the Compliance  Department of any new accounts  established  with brokers,  banks or dealers during the quarter and the date the account was established,
iv.)     resolve any discrepancies with the Compliance Department, and
v.)      record an electronic signature on TradeComply.

                  Annual Reporting Requirements
                  -----------------------------

e)       On an annual basis and within 10 calendar  days of a request of the  Compliance  Department,  every Access
                  Person is required to (1) certify  that he or she has read the Code,  and (2)  acknowledge  their understanding  of and compliance with the Code, its requirements  and Associated  Procedures.  At the same time,  the Access  Person must review a current  list of  securities  held in the Access
                  Person's account(s) as reported to the Compliance Department and:

i.)      review for accuracy all  securities  held in all personal and  household  member  accounts,  including the title,  number of shares and principal  amount of each Covered  Security in which  the  Access  Person  had any  direct  or  indirect  beneficial ownership;
ii.)     review  for  accuracy  all open  account  information,  including  names of  brokers,  banks and  dealers, addresses and account numbers;
iii.)    resolve any discrepancies with the Compliance Department;
iv.)     record an electronic signature on TradeComply.

                  Exemption for Disinterested Directors
                  -------------------------------------

f)       A  Disinterested  Director is exempt  from the  "initial  reporting  requirements"  and "annual  reporting
                  requirements".   A  Disinterested   Director  shall  be  exempt  from  the  "quarterly  reporting requirements" so long as, at the time of the personal  transaction in the Covered  Security,  the
                  Disinterested  Director  neither  knew nor  should  have  known  that the  Covered  Security  was purchased or sold by the Fund, or considered for purchase or sale.

III.   Pre-Clearance Requirement
       -------------------------

a)       Access Persons must preclear  every purchase or sale of a Covered  Security in which the Access Person has
                  a  beneficial  interest  (including   transactions  in  pension  or  profit-sharing   plans),  in
                  accordance with the Associated Procedures governing pre-clearance.

i.)      Domestic securities must be precleared using TradeComply.
ii.)     Foreign securities must be precleared using TradeComply,  and if approved,  must also be precleared by the
                           Head  Trader or Senior  Vice  President  in the  Federated  Global New York  office,  by submitting a completed  "Personal  Transaction  Notification" form (see addendum) to the
                           Head Trader or Senior Vice President in the Federated Global New York office.
iii.)    Access Persons without access to TradeComply  must contact the Compliance  Department for Forms to be used when submitting preclearance requests.

b)       Duration.  Preclearance Approval remains in effect until the end of the following business day.

c)       Pre-clearance  does not  protect  wrongdoing.  Preclearance  approval  and the  receipt of  express  prior preclearance approval does not exempt you from the prohibitions outlined in this Code.

         d)Options.  When  trading  options,  the Access  Person  must  preclear  the  underlying  security  before entering into the option contract.

         e)Pre-clearance requirements do not apply to:

i.)      Non-volitional purchases or sales.
ii.)     Dividend  reinvestment  plan;  or automatic  payroll  deduction  plan  purchases  that are either (a) made solely with the  dividend  proceeds,  or (b) whereby an  employee  purchases  securities issued by an employer.
iii.)    Exercise  of rights to purchase  and any sales of such rights  issued by an issuer pro rata to all holders
                                                                                            --- ----
                           of a class of its Covered  Securities,  to the extent such  rights  were  acquired  from such issuer.
iv.)     Purchases and sales of an Index Security as determined by the Compliance Department.
v.)      Gifts or charitable donations of a Covered Security.
vi.)     Purchases  and sales of Covered  Securities  executed by a person  deemed to be an Access Person solely by
                                                                                                          ------
                           reason of his  position  as an Officer  and/or  Director  or  Trustee of the Fund.  This
                           exemption  does not apply to those  persons  who are  Officers  and/or  Directors  of an
                           Underwriter or Adviser.
vii.)    Purchases and sales of Covered Securities executed by a Disinterested Director.

IV.   Exempt Transactions
      --------------------

         a)   Purchases or sales of the following  Securities are not subject to the  Preclearance  or Prohibitions and Restrictions sections of this Code:
i.)      direct obligations of the Government of the United States and U. S. Government Agencies.
ii.)     bankers' acceptances;
iii.)    bank certificates of deposit;
iv.)     commercial paper;
v.)      high quality short-term debt instruments, including repurchase agreements; and
vi.)     shares of registered open-end investment companies.

         b)   Discretionary  Accounts over which the Access  Person has no direct or indirect  influence or control are not subject to preclearance  requirements or blackout periods,  but retain the prohibition on
                  IPOs specified in this Code and are subject to all reporting requirements.

V.    Prohibitions and Restrictions
      -----------------------------

         a)   IPOs are Prohibited
                  Access  Persons may not acquire any  Security in an initial  public  offering  ("IPO");  with the exception  that IPOs  relating to  securities  of the  employer of a spouse,  when offered to all
                  ---------
                  employees  at the  spouse's  level,  or the  demutualization  of  insurance  companies,  banks or savings and loans are allowed.

b)       Private Placements Require Prior Compliance Approval
                  Access Persons may acquire a Security in a private placement or other limited  offering,  only if they request and receive the express prior approval of the Compliance Department.

                  If an Investment  Person receives prior approval and acquires a Security in a private  placement, the  Investment  Person must disclose this  investment  to the Chief  Investment  Officer (or his designee)  before the Investment  Person may participate in any subsequent  consideration  of any potential investment by the Fund in the issuer of that Security.

                  Following a purchase by an Investment  Person in an approved personal  transaction,  any purchase by the Fund of Securities  issued by the same company (other than secondary  market  purchases of publicly  traded  Securities)  will  be  subject  to an  independent  review  by  the  Compliance
                  Department.

c)       Recommendation to Buy or Sell / Restricted List

                  Research  analysts  covering,  recommending  or trading a Security in a model  portfolio  may not execute a personal  transaction in that Covered  Security within seven (7) days before or after a
                                                                                                  ---------------
                  recommendation  is made to "buy" or "sell" that security or it is added to the "restricted  list"
                  or the model  portfolio  trade  occurs.  This  provision  supersedes  both the de  minimis  rule
                                                           --------------------------------------------------------
                  provided below and any prior preclearance.
                  ------------------------------------------

                  Other  Investment  Personnel not involved in  recommending  a security may not execute a personal transaction in a Covered Security within seven (7) calendar days after a  recommendation  is made
                                                                                   -----
                  to "buy" or "sell"  that  security  or it is added to the  "restricted  list."  This  provision
                                                                                                  -----------------
                  supersedes both the de minimis rule provided below and any prior preclearance.
                  ------------------------------------------------------------------------------

                  Other  Access  Persons  are  restricted  from  executing  a personal  transaction  in any Covered
                  Security for 24 hours after a  recommendation  is made to "buy" or "sell" that  security or it is added to the  "restricted  list",  subject  to the de minimis  rule,  provided  below,  and prior preclearance.

d)       Fund Trades

                  Portfolio  managers of a Fund and research  analysts  covering or recommending a Covered Security are  prohibited  from  purchasing or selling that Security  within seven (7) days before or after
                                                                                                    ---------------
                  the Fund purchases or sells that Security.  This provision  supersedes  both the de minimis rule
                                                              -----------------------------------------------------
                  provided below and any prior preclearance.
                  ------------------------------------------

                  Investment  Personnel  not  involved  in  recommending  a  security  or  ordering a trade in that security may not  purchase or sell a Covered  Security  within seven (7) calendar  days after the
                                                                                                          -----
                  Fund  purchases  or sells the same  Covered  Security,  subject to the de minimis  rule  provided below, and prior preclearance.

                  Access Persons are restricted  from executing a personal  transaction in any Covered  Security at any time during which the Fund has a pending  "buy" or "sell"  order for that  Covered  Security, until the  Fund's  orders are  either  executed  or  withdrawn,  subject to the de minimis  rule, provided below and prior preclearance.

e)       Prior Knowledge

                  No Access  Person may  execute a personal  transaction,  directly or  indirectly,  in any Covered
                  Security,  and neither the de minimis rule provided below nor any prior  preclearance will apply, when he or she knows, or should have known, that the Covered Security:

i.)      is being considered for purchase or sale by the Fund; or
ii.)     is being purchased or sold by the Fund.

         f)   De Minimis Exceptions

                  Unless otherwise specified, de minimis rules will apply, whereby:

i.)      blackout  periods do not apply for a  personal  transaction  of $10,000 or less in any large cap  security
                                                                         ---------------
                           (defined as companies  with market  capitalization  equaling or exceeding  $10 billion),
                                                                                                      -----------
                           and

ii.)     fund  transactions  of $100,000 or less in a security  already held in the Fund portfolio will be excluded
                                --------         ---------------------------
                           from "Fund trades" for purposes of prompting a blackout period.

iii.)    These de minimis provisions do not apply to specified investment personnel,  as provided in Sections V(c)
-------------------------------------------------------------------------------------------------------------------
                           and V(d), above.
                           ---------------

iv.)     De Minimis  rules do not protect  wrongdoing.  Any  purchase or sale by any Access  Person  undertaken  in reliance on this provision  remain subject to the  prohibitions  enumerated in this Code and the judgment of the Compliance  Department,  notwithstanding any other provisions of this Code.

g)       Serving on Boards of Directors

                  All  Investment  Personnel are  prohibited  from serving on the boards of directors of any issuer of a Covered  Security,  absent  express  prior  authorization  from the  Compliance  Department.
                  Authorization  to serve on the board of such a company  may be  granted  in  instances  where the
                  Compliance  Department  determines that such board service would be consistent with the interests of the  Investment  Company and its  shareholders.  If prior approval to serve as a director of a company is granted,  Investment  Personnel have an  affirmative  duty to recuse  themselves  from participating in any deliberations by the Fund regarding  possible  investments in the securities issued by the  company on whose  board the  Investment  Personnel  sit.  (This shall not limit or restrict service on the Board of Federated Investors, Inc.)

h)       Every Access Person is prohibited,  in connection  with the purchase or sale,  directly or indirectly,  by the Access Person of a Security Held or to be Acquired by the Fund from:

i.)      employing any device, scheme or artifice to defraud the Fund;
ii.)     making any untrue  statement of a material fact to the Fund or omit to state a material fact  necessary in order to make the  statements  made to the  Fund,  in light of the  circumstances  under which they are made, not misleading;
iii.)    engaging in any act,  practice or course of business  that  operates or would operate as a fraud or deceit on the Fund; or
iv.)     engaging in any manipulative practice with respect to the Fund.

                              Examples:  Causing  the Fund to  purchase  a  Covered  Security  owned by the  Access
                              Person  for the  purpose  of  supporting  or  driving  up the  price  of the  Covered
                              Security,  and  causing  the Fund to refrain  from  selling a Covered  Security in an attempt  to  protect  the  value  of  the  Access  Person's  investment,  such  as an outstanding option.

i)       Notwithstanding  the  other  restrictions  of this  Code to which  Disinterested  Directors  are  subject, subparagraphs (a) through (d) of this Section V shall not apply to Disinterested Directors.

VI.    Prohibition on Giving / Receiving Gifts
       ---------------------------------------

       Every  Access  Person is  prohibited  from giving or  receiving  any gift,  favor,  preferential  treatment, valuable  consideration,  or other  thing of more than a de minimis  value in any year to or from any person
                                                                ----------
       or entity from,  to or through  whom the Fund  purchases or sells  Securities,  or an issuer of  Securities.
       For purposes of this Code, "de minimis  value" is equal to $100 or less.  This  prohibition  shall not apply
                                   ----------
       to:

a)       salaries,  wages, fees or other compensation  paid, or expenses paid or reimbursed,  in the usual scope of an Access Person's employment responsibilities for the Access Person's employer;

b)       meals,  refreshments or  entertainment  of reasonable  value in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions;

c)       advertising  or  promotional  material of nominal  value,  such as pens,  pencils,  note pads, key chains, calendars and similar items;

d)       the acceptance of gifts,  meals,  refreshments,  or  entertainment of reasonable value that are related to commonly recognized events or occasions, such as a promotion, new job or recognized holiday; or

e)       the acceptance of awards, from an employer to an employee, for recognition of service and accomplishment.
VII.     Sanctions
------------------

a)       The Compliance  Department will review personal trading activity and trading records to identify  possible violations, including:
i.)      delay in reporting individual investments or investment accounts
ii.)     failure to report individual investments or investment accounts
iii.)    filing false or incomplete reports
iv.)     failure to preclear individual trades
v.)      executing trades that violate provisions of this Code
vi.)     failure to comply with the receipt of gifts provision

                  Violations noted will be identified as being technical, substantive or material.

b)       Upon determining that a violation of this Code or its Associated  Procedures has occurred,  the Compliance
                  Department  may take such  actions or impose such  sanctions,  if any,  as it deems  appropriate, including, but not limited to:
i)       a letter of censure;
ii)      suspension;
iii)     a fine, either nominal or substantial;
iv)      the unwinding of trades;
v)       the disgorging of profits; or
vi)      the recommendation that the employment of the violator be terminated.

c)       Sanctions  listed above may be assessed  individually  or in combination.  Prior  violations of the Access
                  Person  and the  degree of  responsibility  exercised  by the  Access  Person  will be taken into consideration in the assessment of sanctions.

                  (In  instances  where a member of the  Access  Person's  household  commits  the  violation,  any sanction will be imposed on the Access Person.)

d)       Violations  of Investment  Personnel  and proposed  sanctions  will be reported to the  responsible  Chief
                  Investment  Officer  and/or  Manager.  Violations  of  other  Access  Persons  and  the  proposed sanction  will be reported to the General  Counsel and Director of Audit of Federated  Investors,
                  Inc.

e)       All  substantive or material  violations of this Code,  any sanctions  imposed with respect  thereto,  any patterns or trends noted and any  difficulties  in  administration  of the Code shall be reported to Senior  Management  and to the Board of  Directors  of the Fund,  or its Audit  Committee,  at
                  least annually.

VIII.  Definitions
       -----------

a)       The "1940 Act" means the Investment Company Act of 1940, as amended.

b)       "Access  Person"  means any person who  participates  in or who,  in  connection  with his or her  duties, obtains  any  information  concerning  recommendations  on Covered  Securities  being made by the investment  adviser to any Fund.  It  includes a director,  trustee,  officer,  managing  general partner,  general partner,  or Advisory Person of a Fund, of the Underwriter,  and of the Adviser
                  and all family members  permanently  residing in the same household.  (If non-family members also reside in the  household,  the Access  Person must either  declare that the Access  Person has no influence on the  investment  decisions  of the other party or the Access  Person must report the party as an Access Person.).

c)       "Adviser"  means any  registered  investment  adviser  that is an  affiliate  or  subsidiary  of Federated
                  Investors, Inc.

d)       "Advisory  Person"  means (i) any  employee  of the  Underwriter,  of the  Adviser or of any  company in a control  relationship  to the Underwriter  (which would include any operating  company that is an affiliate or a subsidiary of Federated  Investors,  Inc.), who, in connection with the employee's regular  functions  or duties,  makes,  participates  in, or obtains  information  regarding  the purchases or sales of a Covered  Security by the Fund,  or whose  functions  relate to the making of any  recommendations  with respect to such purchases or sales;  and (ii) any natural person in a control  relationship to the Fund who obtains information  concerning  recommendations  made to the Fund with regard to the purchase or sale of a Covered Security.

e)       "Associated  Procedures" means those policies,  procedures and/or statements that have been adopted by the
                  Underwriter,  the Adviser or the Fund,  and which are  designed to  supplement  this Code and its provisions.

f)       "Beneficial  Ownership"  will be attributed  to an Access Person in all instances  where the Access Person
                  (i)  possesses the ability to purchase or sell the Covered  Securities  (or the ability to direct the disposition of the Covered  Securities);  (ii) possesses voting power (including the power to vote or to direct the voting)  over such  Covered  Securities;  or (iii)  receives  any  benefits substantially  equivalent to those of ownership.  Beneficial  ownership  shall be  interpreted in the same manner as it would be in  determining  whether a person is subject to the  provisions of
                  Section  16a-1(a)(2)  of the  Securities  Exchange  Act of 1934,  and the rules  and  regulations thereunder,  except that the  determination  of direct or  indirect  beneficial  ownership  shall apply to all Covered Securities which an Access Person has or acquires.

g)       "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

h)       "Covered  Security"  shall include any  Security,  or interest in a Security,  not  expressly  excluded by provisions of this Code of Ethics,  including  without  limitation:  equity and debt  securities;
                  derivative  securities,  including options on and warrants to purchase equity or debt securities;
                  shares of  closed-end  investment  companies;  investments  in unit  investment  trusts;  and any related  instruments  and  securities.  For  purposes  of  reporting,  "Covered  Security"  shall include futures, swaps and other derivative contracts.

                  "Covered  Security"  shall not  include:  direct  obligations  of the  Government  of the  United
                                             ---
                  States or U. S.  Government  Agencies  (regardless of their  maturities);  bankers'  acceptances;
                  bank  certificates  of deposit;  commercial  paper;  high quality  short-term  debt  instruments, including repurchase agreements; and shares of registered open-end investment companies.

i)       "Disinterested  Director" means a director,  trustee,  or managing  general partner of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

j)       "Fund" means each investment  company  registered under the 1940 Act (and any series or portfolios of such company) and any other account advised by an Adviser.

k)       "Initial  Public  Offering" means an offering of securities  registered  under the Securities Act of 1933, the  issuer of which,  immediately  before the  registration,  was not  subject to the  reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

l)       "Investment  Person" or  "Investment  Personnel"  include:  individuals  with  direct  responsibility  and authority to make investment  decisions  affecting the Fund (such as portfolio managers and chief investment  officers)  and  individuals  who  provide  information  and advice to such  portfolio managers (such as securities  analysts);  and those who assist in executing  investment decisions for the Fund (such as traders) and their related staff members.

m)       "Private  Placement"  or "limited  offering"  means an offering  that is exempt  from  registration  under
                  Section 4(2) or Section 4(6) of the  Securities  Act of 1933 or pursuant to rule 504, rule 505 or rule 506 under the Securities Act of 1933.

n)       "Purchase or Sale of a Covered Security" includes,  inter alia, the writing of an option,  future or other
                                                             ----- ----
                  derivative contract to purchase or sell a Covered Security.

o)       "Security" has the meaning set forth in Section 2(a)(36) of the 1940 Act.

p)       "Underwriter"  means  any  registered  broker-dealer  that is an  affiliate  or  subsidiary  of  Federated
                  Investors, Inc.

                                                     Addendum

                                                  ACCESS PERSONS
                                                  --------------
                                                    PROCEDURES
                                                    ----------

Process
-------

Preclearance Approval Using TradeComply
a)       An Access Person  (defined to include all members of the Access  Person's  household) who wishes to effect a  personal  securities  transaction,  whether  a  purchase,  sale,  or other  disposition,  must preclear  the Covered  Security in  TradeComply  prior to engaging in the  transaction.  [Because
                  TradeComply does not include  securities being  contemplated for purchase by the Federated Global
                  Management portfolio managers,  Access Persons executing  transactions in foreign securities must complete additional preclearance steps.  See "Preclearing Foreign Securities".]

b)       When trading  options,  the Access Person must preclear the underlying  security  before entering into the option contract.

c)       Based on established  criteria,  TradeComply  determines  whether the contemplated  transaction  should be permitted.  The primary  criteria  applied is whether the  Covered  Security is on the  Federated
                  Equity  Restricted  List or Open Order lists,  or whether the Covered  Security was traded by any of the Federated advised funds (fund trade information is updated nightly in TradeComply).

d)       Approval is either granted or denied immediately in TradeComply.

e)       If approval is denied,  the  contemplated  personal  transaction  in that Covered  Security is  prohibited until prior approval is subsequently granted upon request in TradeComply.

f)       If approval is granted,  the Access  Person is free to effect the  personal  transaction  in that  Covered
                  Security  until the end of the next  trading day only.  In this  regard,  open  orders  extending beyond the next trading day (good till cancel) must be  resubmitted  for approval in  TradeComply to comply with the Code.

g)       All trade requests and their  dispositions  are  maintained in TradeComply  and reviewed by the Compliance
                  Department in conjunction  with other  information  provided by Access Persons in accordance with the Code.

h)       The Compliance  Department reviews all exceptions  generated by TradeComply after fund trades and personal trades have been  compared  and  determines  the  appropriate  action to be taken to resolve each exception.

Preclearing Foreign Securities
------------------------------
a)       All access  persons  wishing to execute a personal  trade in a foreign  security  must first  preclear the security in  TradeComply.  TradeComply  will approve or deny the  preclearance  request  based on its  knowledge  of any fund  activity  in the  security  as well as the access  person's  trading restrictions  as defined by their  assigned  compliance  group.  If the  preclearance  request in
                  TradeComply  is  denied,  then  the  personal  trade  may  not  be  executed.  If,  however,  the preclearance  request in  TradeComply  is approved,  then the access  person must obtain a second preclearance  approval  from the  Federated  Global  trading desk prior to executing the personal trade.

b)       The Head  Trader or Senior Vice  President  in the New York office  will be  responsible  for  granting or denying  approval to the second  preclearance  request.  If approval is granted,  then the access person may execute the personal trade.  If,  however,  approval is denied then the personal trade may not be executed (notwithstanding the first approval granted in TradeComply.)

c)       If approval is granted, the following "Personal  Transaction  Notification" form must be completed so that the Head Trader can maintain a record of all preclearance requests.

d)       The Head Trader  sends a copy of any  completed  forms,  whether  approval  was granted or denied,  to the
                  Compliance Department.

         If extraordinary  circumstances  exist, an appeal may be directed to the Chief Compliance  Officer , Brian
         Bouda at (412) 288-8634.  Appeals are solely within the discretion of the Chief Compliance Officer.

                                                     Addendum

                                         PERSONAL TRANSACTION NOTIFICATION

I,                                          intend to buy/sell shares of
   ---------------------------------------
                                                       for my personal account or an account
-----------------------------------------------------
for which I have  discretion.  I am aware of no conflict this  transaction may pose with any mutual fund managed by
Federated Investors or Federated Global Research.

                                               Signed by:
                                                              --------------------------------------------

                                               Date:
                                                              --------------------------------------------

                                               Acknowledged by:
                                                                     -------------------------------------
                                               (Head Trader or Sr. VP)

                                               COMPLIANCE DEPARTMENT
                                               ---------------------
                                                    PROCEDURES
                                                    ----------

Preclearance
------------

Preclearance  approval  and a  statement  that the Access  Person was not aware of any  consideration  by  research analysts or fund portfolio managers of a security for a fund trade or an actual anticipated  transaction,  shall be conclusive  for  purposes of  reviewing a personal  transaction,  unless  additional  facts or a  preponderance  of circumstances  suggest  otherwise.  This conclusive  presumption does not apply to research  analysts  covering or
                                    -------------------------------------------------------------------------------
recommending a Covered  Security  involved in a fund trade or portfolio  managers of a fund making a trade in that
-------------------------------------------------------------------------------------------------------------------
security.
---------

Initial Reporting Process
-------------------------

1.       A member of the  Compliance  Department  meets with each new Access Person and reviews the Code of Ethics, the Insider Trading Policy and the procedures for preclearing  personal  securities  transactions  through
         TradeComply.

2.       The Access  Person is required to complete the  "Certification  and  Acknowledgment  Form" to  acknowledge his/her  understanding of the Code of Ethics and return it to the designated  Compliance  Assistant within ten (10) calendar days.

3.       In  addition,  the Access  Person is required to complete the  "Personal  Security  Portfolio  Form" which includes the following information:

a)       the full name,  description,  number of shares and principal  amount of each Covered Security in which the
                  Access  Person had any direct or indirect  beneficial  ownership  when the person became an Access Person; and

b)       the name and address of any broker,  dealer or bank  maintaining  an account in which any  Securities  are held.

4.       A separate form must be completed  for the Access  Person and all household  members as defined in Section
         VIII(b) of the Code.  The signed  form(s) must be returned to the  Compliance  Department  within ten (10)
         calendar days.

5.       A member of the Compliance  Department inputs current portfolio  holdings  information into TradeComply as
         "initial" holdings.

6.       The  Compliance  Department  notifies  each  broker,  dealer  or bank  that  duplicate  confirmations  and statements for the Access Person and household  members,  if  applicable,  must be sent to Brian P. Bouda,
         Chief Compliance Officer, effective immediately.

Quarterly Reporting Process
---------------------------

1.       On the first  business day after each calendar  quarter end, the Compliance  Assistant  sends an e-mail to each  Access  Person  giving  step-by-step  instructions  on  how  to  complete  the  quarterly  reporting requirements using TradeComply.

2.       Within ten (10) calendar days of the quarter end, the Access Person is required to:

a)       review for accuracy all Covered  Security  transactions  recorded during the previous  calendar quarter in all personal and household member accounts;

b)       review all open  account  information,  including  names of  brokers,  banks and  dealers,  addresses  and account numbers;

c)       notify the Compliance  Department of any new accounts  established  with brokers,  banks or dealers during the quarter and the date the account was established;

d)       resolve any discrepancies with the Compliance Department;

e)       record an electronic signature on TradeComply.

3.       Lisa Ling,  Compliance  Officer,  reviews  Covered  Security  transactions  executed by any Access  Person during the calendar quarter  periodically  throughout the quarter using the Compliance Monitor function in
         TradeComply.

4.       The Compliance  Department  issues memos to each Access Person if any  transactions he or she has executed during the quarter have been deemed to be either exceptions to or violations of the Code's requirements.

5.       Based on the activity and the  responses to the memos,  the  Compliance  Department  may impose any of the sanctions identified in Section VII.

Annual Reporting Process
------------------------

1.       At least annually,  the Compliance  Department  requires that each Access Person read the Code and certify and acknowledge his/her understanding of the Code and its requirements.

2.       This  re-certification  is required to be completed  within ten (10)  calendar  days of the  request.  The
         Compliance  Department  monitors  compliance with this  requirement  through the electronic  signatures on
         TradeComply.

3.       At the  same  time,  the  Compliance  Department  provides  each  Access  Person  with a  current  list of securities held in the Access Person's account(s) on TradeComply.

4.       Within ten (10) calendar days of the request, the Access Person is required to:

a)       review for accuracy all  securities  held in all personal and  household  member  accounts,  including the title,  number of shares and principal  amount of each Covered  Security in which the Access Person had any direct or indirect beneficial ownership;

b)       review all open  account  information,  including  names of  brokers,  banks and  dealers,  addresses  and account numbers;

c)       resolve any discrepancies with the Compliance Department;

d)       record an electronic signature on TradeComply.

Reporting to the Board of Directors
-----------------------------------

1.       Each quarter,  the Compliance  Department will provide  reports of any substantive or material  violations of the Code to the Board of Directors  Audit  Committee.  The Compliance  Department  will also report any difficulties  in  administration  of the Code and any trends or patterns of  personal  securities  trading which are deemed by the Compliance Department to be violations of the Code.

2.       The Compliance  Department  provides the Board with the name of the Access Person;  the type of violation;
         the details of the transaction(s); and the types of sanctions imposed, if any.

Record keeping Requirements
---------------------------
The Compliance  Department  maintains the following  books and records in TradeComply for a period no less than six
(6) calendar years:

a)       a copy of the Code of Ethics;
b)       a record of any violation of the Code of Ethics and any action taken as a result of the violation;
c)       a copy of each report made by an Access Person, including initial, quarterly and annual reporting;
d)       a record of all Access Persons (current and for the past five years);
e)       a record of persons responsible for reviewing reports; and
f)       a copy of any supporting  documentation used in making decisions  regarding action taken by the Compliance
                  Department with respect to personal securities trading.